 Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:	July 27, 2016

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

MERIT MEDICAL REPORTS SALES UP 9.4%
FOR THE QUARTER ENDED JUNE 30, 2016

•	Q2 revenue of $151.1 million ($151.7 million in constant currency), up 9.4% as reported, up 9.9% on a comparable, constant currency basis, over Q2 2015

•	YTD revenue of $289.1 million ($291.7 million in constant currency), up 8.0% as reported, up 9.0% on a comparable, constant currency basis, over YTD 2015

•	Q2 non-GAAP EPS was $0.26; Q2 GAAP EPS was $0.16

•	YTD non-GAAP EPS was $0.44, compared to $0.42 for same period in 2015

•	Q2 2016 non-GAAP gross margin was 46.4%, compared to 46.1% in Q2 2015; Q2 2016 GAAP gross margin was 44.3%, compared to 44.1% for Q2 2015

•	YTD 2016 non-GAAP gross margin was 46.1%, compared to 45.5% for same period in 2015; YTD 2016 GAAP gross margin was 43.9%, compared to 43.4% for same period in 2015

SOUTH JORDAN, UTAH- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology and endoscopy, today announced sales of $151.1 million for the quarter ended June 30, 2016, an increase of 9.4% over sales of $138.1 million for the quarter ended June 30, 2015. On a constant currency basis, sales for the quarter ended June 30, 2016 would have been up 9.9% over sales for the comparable quarter of 2015.

For the six months ended June 30, 2016, Merit’s sales were $289.1 million, an increase of 8.0% over sales of $267.7 million, for the six months ended June 30, 2015. On a constant currency basis, sales for the six months ended June 30, 2016 would have been up 9.0% over sales for the comparable period of 2015.

Merit’s non-GAAP net income for the quarter ended June 30, 2016 was $11.5 million, or $0.26 per share, up 5.5% compared to $10.9 million, or $0.25 per share, for the quarter ended June 30, 2015. Merit’s GAAP net income for the second quarter of 2016 was $7.3 million, or $0.16 per share, compared to $7.4 million, or $0.17 per share, for the second quarter of 2015.

Merit’s non-GAAP net income for the six months ended June 30, 2016 was $19.8 million, or $0.44 per share, up 5.4% compared to $18.8 million, or $0.42 per share, for the six months ended June 30, 2015. Merit’s GAAP net income for the six months ended June 30, 2016 was $11.6 million, or $0.26 per share, compared to $12.6 million, or $0.28 per share, for the comparable period of 2015.

Merit’s sales by category for the three and six-month periods ended June 30, 2016, compared to the corresponding periods in 2015, were as follows:

		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2016	2015	% Change	2016	2015
Cardiovascular
Stand-alone devices	17.5%	$ 46,394	$39,496	17.0%	$89,726	$76,674
Custom kits and procedure trays	—%	30,065	30,067	2.1%	58,944	57,753
Inflation devices *	-0.1%	18,691	18,701	-2.6%	36,403	37,391
Catheters	19.5%	28,846	24,139	10.8%	52,745	47,596
Embolization devices	3.0%	11,948	11,603	3.3%	22,731	21,995
CRM/EP	9.1%	9,581	8,783	8.5%	17,520	16,143
Total	9.6%	145,525	132,789	8.0%	278,069	257,552

Endoscopy
Endoscopy devices	4.8%	5,546	5,293	9.6%	11,079	10,107

Total	9.4%	$151,071	$138,082	8.0%	$289,148	$267,659
* The year-over-year sales decrease in inflation devices can be attributed primarily to reduced sales to a large OEM customer and two large distributors.

“The second quarter was packed with opportunity and activity,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We hired more than 50 production and support personnel to ramp up production of various catheters and access products. This effort involved training, sourcing and manufacturing, and we estimate that approximately $3.6 million of new revenue was derived from the sale of those products. We have also acquired additional production equipment that is now coming on line for what we anticipate to be a larger than expected opportunity for the sale of such products.”

“Our new direct operations in Canada and Australia have exceeded our initial expectations, and we believe they will continue to provide exceptional growth,” Lampropoulos said. “We have also completed the transition of production for our HeRO® product line to our South Jordan, Utah facility and have reduced our initial cost estimates. Additionally, we anticipate that we will introduce two new HeRO® products during the third quarter.”

“Finally, substantial due diligence and planning relating to DFINE, Inc. resulted in the previously announced acquisition,” Lampropoulos continued. “During the upcoming quarters, we expect to complete the restructuring and integration of the DFINE operations, which we believe will enhance our business prospects going forward. I appreciate my staff and all those who accomplished so much in just 90 days.”

CONFERENCE CALL
Merit will hold its investor conference call (conference ID 49502894) today, Wednesday, July 27, 2016, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672, and the international number is (508) 637-5656. A live webcast will also be available for the conference call at merit.com.

BALANCE SHEET
(In thousands)

	June 30, 2016 (Unaudited)	December 31, 2015

ASSETS
Current Assets
Cash and cash equivalents	$10,487	$4,177
Trade receivables, net	76,792	70,292
Employee receivables	165	217
Other receivables	4,742	6,799
Inventories	109,858	105,999
Prepaid expenses	7,829	5,634
Prepaid income taxes	3,044	2,955
Deferred income tax assets	7,017	7,025
Income tax refunds receivable	43	905
Total Current Assets	219,977	204,003

Property and equipment, net	276,486	267,778
Intangibles, net	116,698	109,354
Goodwill	187,034	184,472
Other assets	14,770	13,121
Total Assets	$814,965	$778,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	31,286	37,977
Accrued expenses	40,196	37,846
Current portion of long-term debt	10,000	10,000
Advances from employees	473	589
Income taxes payable	3,138	1,498
Total Current Liabilities	85,093	87,910

Deferred income tax liabilities	11,024	10,985
Liabilities related to unrecognized tax benefits	768	768
Deferred compensation payable	9,103	8,500
Deferred credits	2,635	2,721
Long-term debt	221,719	197,593
Other long-term obligations	4,633	4,148
Total Liabilities	334,975	312,625

Stockholders' Equity
Common stock	200,015	197,826
Retained earnings	285,405	273,764
Accumulated other comprehensive loss	(5,430)	(5,487)
Total stockholders' equity	479,990	466,103
Total Liabilities and Stockholders' Equity	$814,965	$778,728

INCOME STATEMENT
(Unaudited, in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

SALES	$ 151,071	$ 138,082	$ 289,148	$ 267,659

COST OF SALES	84,217	77,196	162,193	151,390

GROSS PROFIT	66,854	60,886	126,955	116,269

OPERATING EXPENSES
Selling, general and administrative	43,653	39,321	85,358	76,206
Research and development	11,529	9,202	22,116	18,874
Contingent consideration expense	91	121	193	243
Total	55,273	48,644	107,667	95,323

INCOME FROM OPERATIONS	11,581	12,242	19,288	20,946

OTHER INCOME (EXPENSE)
Interest income	16	79	25	132
Interest (expense)	(1,768)	(1,713)	(3,097)	(3,287)
Other income (expense)	33	(85)	(447)	195
Total other (expense) - net	(1,719)	(1,719)	(3,519)	(2,960)

INCOME BEFORE INCOME TAXES	9,862	10,523	15,769	17,986

INCOME TAX EXPENSE	2,572	3,122	4,128	5,411

NET INCOME	$ 7,290	$ 7,401	$ 11,641	$ 12,575

EARNINGS PER COMMON SHARE-
Basic	$ 0.16	$ 0.17	$ 0.26	$ 0.29

Diluted	$ 0.16	$ 0.17	$ 0.26	$ 0.28

AVERAGE COMMON SHARES-
Basic	44,308	44,055	44,297	43,880

Diluted	44,703	44,517	44,647	44,332

Although Merit’s financial statements are prepared in accordance with accounting principles which are generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations.  The following table sets forth supplemental financial data and corresponding reconciliations to GAAP financial statements for the three and six-month periods ended June 30, 2016 and 2015. Readers should consider these non-GAAP measures in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all, items that may affect Merit's net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. The constant currency revenue adjustment of $0.6 million and $2.5 million for the three and six-month periods ended June 30, 2016, respectively, was calculated using the average foreign exchange rates for the three and six-month periods ended June 30, 2015. The non-GAAP income adjustments referenced in the following table do not reflect stock-based compensation expense of approximately $786,000 and approximately $565,000 for the three-month periods ended June 30, 2016 and 2015, respectively, and approximately $1.4 million and approximately $1.1 million for the six-month periods ended June 30, 2016 and 2015, respectively.

MERIT MEDICAL SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (Unaudited)

In thousands, except per share data
	Three Months Ended
	June 30, 2016
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$9,862	(2,572)	7,290	$0.16

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	$3,169	(1,162)	2,007	$0.04
Inventory mark-up related to acquisition	$61	(24)	37	$0.00
Selling, General & Administrative
Severance	$560	(218)	342	$0.01
Acquisition-related (c)	$1,637	(637)	1,000	$0.02
Fair value adjustment to contingent consideration (d)	$91	(35)	56	$0.00
Long-term asset impairment charge (b)	$88	(34)	54	$0.00
Acquired in-process research & development	$100	(39)	61	$0.00
Amortization of intangibles	$847	(323)	524	$0.01
Other Income
Amortization of long-term debt issuance costs	$264	(103)	161	$0.00

Adjusted net income	$16,679	(5,147)	11,532	$0.26

Diluted shares				44,703

	Three Months Ended
	June 30, 2015
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$10,523	(3,122)	7,401	$0.17

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	$2,797	(1,063)	1,734	$0.04
Selling, General & Administrative
Severance	$785	(298)	487	$0.01
Acquisition-related (c)	$64	(24)	40	$0.00
Fair value adjustment to contingent consideration (d)	$121	(46)	75	$0.00
Amortization of intangibles	$878	(334)	544	$0.01
Termination fee (e)	$800	(304)	496	$0.01
Other Income
Amortization of long-term debt issuance costs	$247	(94)	153	$0.00

Adjusted net income	$16,215	(5,285)	10,930	$0.25

Diluted shares				44,517

In thousands, except per share data
	Six Months Ended
	June 30, 2016
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$15,769	(4,128)	11,641	$0.26

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	$6,242	(2,285)	3,957	$0.09
Inventory mark-up related to acquisition	$207	(80)	127	$0.00
Selling, General & Administrative
Severance	$1,778	(692)	1,086	$0.02
Acquisition-related (c)	$2,403	(935)	1,468	$0.03
Fair value adjustment to contingent consideration (d)	$162	(63)	99	$0.00
Long-term asset impairment charge (b)	$88	(34)	54	$0.00
Acquired in-process research & development	$100	(39)	61	$0.00
Amortization of intangibles	$1,646	(627)	1,019	$0.02
Other Income
Amortization of long-term debt issuance costs	$521	(203)	318	$0.01

Adjusted net income	$28,916	(9,086)	19,830	$0.44

Diluted shares				44,647

	Six Months Ended
	June 30, 2015
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$17,986	(5,411)	12,575	$0.28

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	$5,568	(2,117)	3,451	$0.08
Selling, General & Administrative
Severance	$1,115	(424)	691	$0.02
Acquisition-related (c)	$64	(24)	40	$0.00
Fair value adjustment to contingent consideration (d)	$243	(92)	151	$0.00
Long-term asset impairment charge (b)	$14	(5)	9	$0.00
Amortization of intangibles	$1,756	(667)	1,089	$0.02
Termination fee (e)	$800	(304)	496	$0.01
Other Income
Amortization of long-term debt issuance costs	$494	(188)	306	$0.01

Adjusted net income	$28,040	(9,232)	18,808	$0.42

Diluted shares				44,332

(a)	Reflects the tax effect of the non-GAAP adjustments.

(b)	Represents abandoned patents.

(c)	Represents non-recurring costs related to acquisitions.

(d)	Represents changes in the fair value of contingent consideration liabilities and contingent receivables as a result of acquisitions.

(e)	Costs associated with the termination of our agreement with a third-party contract manufacturer in Tijuana, Mexico

1

ABOUT MERIT
Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force totaling approximately 200 individuals. Merit employs approximately 4,000 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia and Mannheim, Germany.

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit's forecasted plans, revenues, net income, financial results or anticipated acquisitions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit's Annual Report on Form 10-K for the year ended December 31, 2015. Such risks and uncertainties include risks relating to Merit's potential inability to successfully manage growth through acquisitions, including the inability to commercialize assets or technology acquired through completed, proposed or future transactions (including the recently completed acquisition of DFINE, Inc.); product recalls and product liability claims; expenditures relating to research, development, testing and regulatory approval or clearance of Merit's products and risks that such products may not be developed successfully or approved for commercial use; greater governmental scrutiny and regulation of the medical device industry; reforms to the 510(k) process administered by the U.S. Food and Drug Administration; compliance with governmental regulations and administrative procedures; potential restrictions on Merit's liquidity or its ability to operate its business in compliance with its current debt agreements; possible infringement of Merit's technology or the assertion that Merit's technology infringes the rights of other parties; the potential of fines, penalties or other adverse consequences if Merit's employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws and regulations; laws targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in, or failure to comply with, governing regulations; the effect of changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States and other countries; termination or interruption of relationships with Merit's suppliers, or failure of such suppliers to perform; fluctuations in Euro and GBP exchange rates; Merit's need to generate sufficient cash flow to fund its debt obligations, capital expenditures, and ongoing operations; concentration of Merit's revenues among a few products and procedures; development of new products and technology that could render Merit's existing products obsolete; market acceptance of new products; volatility in the market price of Merit's common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in health care markets related to health care reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; uncertainties associated with potential healthcare policy changes which may have a materially adverse effect on Merit; introduction of products in a timely fashion; price and product competition; availability of labor and materials; cost increases; fluctuations in and obsolescence of inventory; and other factors referred to in Merit's Annual Report on Form 10-K for the year ended December 31, 2015 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.
# # #